UNDERWRITING AGREEMENT


                                                                     Dated: 1998


MASON HILL & CO., INC.
110 Wall Street
New York, New York 10005

Ladies and Gentlemen:

                  Pursuant to this  Underwriting  Agreement (this  "Agreement"),
(1) PRIDE AUTOMOTIVE GROUP, INC., a Delaware corporation (the "Company"), proposes to issue and sell to Mason Hill & Co., Inc. (the "Underwriter" or "you"), an aggregate of 1,080,000 shares (the "Company Firm Shares") of the common stock, par value $.001 per share, of the Company (the "Common Stock"), and (ii) each of the stockholders of the Company named in Schedule A hereto (the "Selling Stockholders"), acting severally and not jointly, proposes to sell to you the respective number of shares of Common Stock set forth opposite the Selling Stockholders' names on Schedule A for an aggregate of 170,000 shares of Common Stock (the "Selling Stockholder Firm Shares"; and together with the Company Firm Shares, the "Firm Shares").

                  In addition, the Company proposes to grant to the Underwriter the Over-Allotment Option, referred to and defined in Section 2(c) hereof, to purchase all or any part of an aggregate of 187,500 additional shares of Common Stock (the "Option Shares") and the Company proposes to issue to you the Underwriter's Warrant, referred to and defined in Section 1 2 hereof, to purchase certain further shares of Common Stock.

                  The aggregate of Firms Shares together with the aggregate of 187,500 Option Shares are herein collectively called the "Shares." The Shares and the shares of Common Stock issuable upon exercise of the Underwriter's
Warrant, are herein collectively called the "Securities." The term "Underwriter's Counsel" shall mean the firm of Gersten, Savage, Kaplowitz & Fredericks, LLP, counsel to the Underwriter, and the term "Company Counsel" shall mean the firm of Lampert & Lampert, counsel to the Company. Unless the context otherwise requires, all references herein to a "Section" shall mean the appropriate Section of this Agreement.

                You have advised the Company and the Selling Stockholders that the Underwriter desires to purchase the Firm Shares as herein provided. The Company and the Selling Stockholders confirm the agreements made by them with respect to the purchase of the Firm Shares as well as the Option Shares by the Underwriter, as follows:

                  1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING STOCKHOLDERS.

     (a) The Company represents and warrants to, and agrees with, the


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Underwriter that:

     (i) Registration Statement; Prospectus. A registration statement (File No.33 ) on Form SB-2 relating to the public offering of the Securities (the "Offering"), including a preliminary form of prospectus, copies of which have heretofore been delivered to you, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933 (the "Act"), and the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder (the "Rules and Regulations"), and has been filed with the Commission under the Act. As used herein, the term "Preliminary Prospectus" shall mean each prospectus filed pursuant to Rule 430 or Rule 424(a) of the Rules and Regulations. The Preliminary Prospectus bore the legend required by
Item 501 of Regulation S-B under the Act and the Rules and Regulations. Such registration statement (including all financial statements, schedules and exhibits) as amended at the time it becomes effective and the final prospectus included therein are herein respectively called the "Registration Statement" and the "Prospectus," except that (i) if the prospectus filed by the Company pursuant to Rule 424(b) or Rule 430A of the Rules and Regulations shall differ from such final prospectus as then amended, then the term "Prospectus" shall instead mean the prospectus first filed pursuant to said Rule 424(b) or Rule 430A, and (ii) if such registration statement is amended or such prospectus is amended or supplemented after the effective date of such registration statement and prior to the Option Closing Date (as defined in Section 2(c) hereto) then (unless the context necessarily requires otherwise) the term "Registration Statement" shall include such registration statement as so amended, and the term "Prospectus" shall include such prospectus as so amended or supplemented, as the case may be.

     (ii) Contents of Registration Statement. On the Effective Date, and at all times subsequent thereto for so long as the delivery of a prospectus is required in connection with the offering or sale of any of the Securities, (a) the Registration Statement and the Prospectus shall in all material respects conform to the requirements of the Act and the Rules and Regulations, and (b) neither the Registration Statement nor the Prospectus shall include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary or make statements therein in light of the circumstances in which they were made, not misleading; provided, however, that the Company, makes no representations, warranties or agreements as to information contained in or omitted from the Registration Statement or Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriter specifically for use in the preparation thereof. It is understood that the statements set forth in the Prospectus with respect to stabilization, the material set forth under the caption "UNDERWRITING," the information on the cover page of the Prospectus regarding the underwriting arrangements and the identity of the Underwriter's Counsel under the caption "LEGAL MATTERS," which information the Underwriter hereby represents and warrants to the Company is true and correct in all material respects and does not omit to state any material fact required to be stated therein or necessary to make statements therein, in light of the circumstances in which they were made, not misleading, constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Registration Statement and Prospectus, as the case may be.

     (iii) Organization, Standing, Etc. The Company and each of its subsidiaries (the "Subsidiaries) have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, with full power and corporate authority to own their properties and conduct their business as described in the Prospectus, and are duly qualified or licensed to do business as foreign corporations and are in good standing in each other jurisdiction in which the nature of their businesses or the character or location of their properties requires such qualification, except where failure so to qualify will not have a material adverse effect on the business, properties or financial condition of the Company or its Subsidiaries.

     (iv) Capitalization. The authorized, issued and outstanding capital stock of the Company as of the date of the Prospectus is as set forth in the Prospectus under the caption "CAPITALIZATION." The shares of Common Stock issued and outstanding on the Effective Date have been duly authorized, validly issued and are fully paid and non-assessable. No options, warrants or other rights to purchase, agreements or other obligations to issue, or agreements or other rights to convert any obligation into, any shares of capital stock of the Company have been granted or entered into by the Company, except as expressly described in the Prospectus. The Securities conform to all statements relating thereto contained in the Registration Statement or the Prospectus.

     (v) Securities. The Securities and the Underwriter's Warrant have been duly authorized and, when issued and delivered against payment therefor pursuant to this Agreement, or the Underwriter's Warrant, as the case may be, will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights of any security holder of the Company. Neither the filing of the Registration Statement nor the offering or sale of any of the Securities or the Underwriter's Warrant as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any securities of the Company, except as described in the Registration Statement.

     (vi) Authority, Etc. This Agreement, the Underwriter's Warrant and the Financial Consulting Agreement (as hereinafter defined), have been duly and validly authorized, executed and delivered by the Company and, assuming due execution of this Agreement and such other agreements by the other party or parties hereto and thereto, constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms. The Company has full right, power and lawful authority to authorize, issue and sell the Securities and the Underwriter's Warrant on the terms and conditions set forth herein. All consents, approvals, authorizations and orders of any court or governmental authority which are required in connection with the authorization, execution and delivery of such agreements, the authorization, issue and sale of the Securities and the Underwriter's Warrant, and the consummation of the transactions contemplated hereby have been obtained.

     (vii) No Conflict. Except as described in the Prospectus, the Company is not in violation, breach or default of or under, and consummation of the transactions hereby contemplated and fulfillment of the terms of this Agreement will not conflict with or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance pursuant to the terms of, any contract, indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary may be bound or to which any of the property or assets of the Company or any Subsidiary is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or the By-laws of the Company or any Subsidiary, as amended to date, or any statute or any order, rule or regulation applicable to the Company or any Subsidiary, or of any court or of any regulatory authority or other governmental body having jurisdiction over the Company or any Subsidiary.

     (viii) Assets. Subject to the qualifications stated in the Prospectus: (a) the Company and each Subsidiary have good and marketable title to all properties and assets described in the Prospectus as owned by them, including without limitation intellectual property, free and clear of all liens, charges, encumbrances or restrictions, except such as do not materially affect the value of such properties or assets and do not materially interfere with the use made or proposed to be made of such assets or properties by the Company and/or the Subsidiaries or are not materially significant or important in relation to the business of the Company or the Subsidiaries; (b) all of the material leases and subleases under which the Company and/or the Subsidiaries is the lessor or sublessor of properties or assets or under which the Company and/or the Subsidiaries holds properties or assets as lessee or sublessee, as described in the Prospectus, are in full force and effect and, except as described in the Prospectus, the Company and/or the Subsidiaries are not in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and no claim has been asserted by any party adverse to the rights of the Company and/or the Subsidiaries as lessor, sublessor, lessee or sublessee under any such lease or sublease, or affecting or questioning the right of the Company and/or the Subsidiaries to continued possession of the leased or subleased premises or assets under any such lease or sublease, except as described or referred to in the Prospectus; and (c) the Company and each Subsidiary, owns or leases all such assets and properties, described in the Prospectus, as are necessary to their operations as now conducted and, except as otherwise stated in the Prospectus, as proposed to be conducted as set forth in the Prospectus.

     (ix) lndependent Accountants. Civvals, Chartered Accountants, who have given their report on certain financial statements filed or to be filed with the Commission as a part of the Registration Statement, and which are included in the Prospectus, are with respect to the Company and its Subsidiaries, independent public accountants as required by the Act and the Rules and Regulations.

     (x) Financial Statements. The financial statements, together with related notes, set forth in the Registration Statement and the Prospectus present fairly the financial position, results of operations, changes in stockholders' equity and cash flows of the Company and the Subsidiaries on the basis stated in the Registration Statement, at the respective dates and for the respective periods to which they apply. Such financial statements and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except to the extent disclosed therein. The Selected Financial

Data included in the Registration Statement and the Prospectus present fairly the information shown therein and have been prepared on a basis consistent with that of the financial statements included in the Registration Statement and the Prospectus.

     (xi) No Material Change. Except as otherwise set forth in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary have: (i) incurred any material liability or obligation, direct or contingent, or entered into any material transaction other than in the ordinary course of business; (ii) effected or experienced any change in its capital stock or incurred any long-term debt, (iii) issued any options, warrants or other rights to acquire its capital stock; (iv) declared, paid or made any dividend or distribution of any kind on its capital stock; or (v) effected or experienced any material adverse change, or development involving a prospective material adverse change, in its financial position, net worth, results of operations, business or business prospects, assets or properties or key personnel.

     (xii) Litigation. Except as set forth in the Prospectus, there is not now pending nor, to the knowledge of the Company or any Subsidiary, threatened, any action, suit or proceeding (including any related to environmental matters or discrimination on the basis of age, sex, religion or race), whether or not in the ordinary course of business, to which the Company or any Subsidiary is a party or its business or property is subject, before or by any court or governmental authority, which, if determined adversely to the Company or any Subsidiary, would have a material adverse effect on the financial position, net worth, or results of operations, business or business prospects, assets or property of the Company or any Subsidiary; and no labor disputes involving the employees of the Company or any Subsidiary exist which would materially adversely affect the business, property, financial position or results of operations of the Company or any Subsidiary.

     (xiii) No Unlawful Prospectuses. The Company has not distributed any prospectus or other offering material in connection with the Offering contemplated herein, other than any Preliminary Prospectus, the Prospectus or other material permitted by the Act and the Rules and Regulations.

     (xiv) Taxes. Except as disclosed in the Prospectus, the Company and each Subsidiary have filed all necessary federal, state, local and foreign income and franchise tax returns and have paid all taxes shown as due thereon on or before the date such taxes are due to be paid; and there is no tax deficiency which has been or, to the knowledge of the Company or any Subsidiary, might be asserted against the Company or any Subsidiary.

     (xv) Licenses, Etc. The Company and each Subsidiary have in effect all necessary licenses, permits and other governmental authorizations currently required for the conduct of their businesses or the ownership of their property, as described in the Prospectus, and are in all material respects in compliance therewith. The Company and each Subsidiary own or possess adequate rights to use all material patents, patent applications, trademarks, mark registrations, copyrights and licenses disclosed in the Prospectus and/or which are necessary for the conduct of such business, and except as disclosed in the Prospectus neither the Company nor any Subsidiary have received any notice of conflict with the asserted rights of others in respect thereof. To the knowledge of the Company, none of the activities or business of the Company and its Subsidiaries is in violation of, or would cause the Company or any Subsidiary to violate, any law, rule, regulation or order of the United States, any country, state, county or locality, the violation of which would have a material adverse effect upon the financial position, net worth, results of operations, business or business prospects, assets or property of the Company.

     (xvi) No Prohibited Payments. The Company has not, directly or indirectly at any time: (i) made any contribution to any candidate for political office, or failed to disclose fully any such contribution in violation of law; or (ii) made any payment to any federal, state, local or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments or contributions required or allowed by applicable law. The internal accounting controls and procedures of the Company are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

     (xvii) Transfer Taxes. On the Closing Dates (as defined in Section 2(d) hereof), all transfer and other taxes (including franchise, capital stock and other taxes, other than income taxes, imposed by any jurisdiction), if any, which are required to be paid in connection with the sale and transfer of the Shares to the Underwriters hereunder shall have been fully paid or provided for by the Company and the Selling Stockholders, and all laws imposing such taxes shall have been fully complied with.

     (xviii) Exhibits. All contracts and other documents of the Company which are, under the Rules and Regulations, required to be filed as exhibits to the Registration Statement have been so filed.

     (xix) Stockholder Agreements, Registration Rights. Except as described in the Prospectus, no security holder of the Company has any rights with respect to the purchase, sale or registration of any Securities, and all registration rights with respect to the Offering have been waived or complied with.

     (xx) No Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities hereunder.

     (xxi) No Finders. Except for this Agreement and any other agreements with the Underwriter, the Company has not entered into any agreement pursuant to which any person is entitled either directly or indirectly to compensation from the Company for services as a finder in connection with the proposed public offering.

     (xxii) Lock-up Agreements. The Company has obtained from each officer, director (the "Shareholders"), Lock-Up agreements in the form previously delivered.

                  (b) Each of the Selling Stockholders, severally and not jointly, represents and warrants to, and agrees with, the Underwriter as of the date hereof, each of subparagraphs (i) through (xxii), inclusive, of subsection
(a) of this Section 1 and as follows:

          (i) The execution and delivery of this Agreement and the consummation of the transactions herein and therein contemplated will not result in a breach by such Selling Stockholder of, or constitute a default by such Selling Stockholder under, any material indenture, deed or trust, contract or other agreement or instrument or any decree, judgment or order to which such Selling Stockholder is a party or by which such Selling Stockholder may be bound.

          (ii) Such Selling Stockholder has and will have, at the First Closing Date, good and marketable title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of any pledge, lien, security interest, encumbrance, claim or equity, created by or arising through the Selling Stockholder other than pursuant to this Agreement; such Selling Stockholder has full right, power and authority to sell, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder; and upon delivery of the Shares to be sold by such Selling Stockholder hereunder and payment of the purchase price therefor as herein contemplated, the Underwriter will receive good and marketable title to the Shares purchased by it from such Selling Stockholder, free and clear of any pledge, lien, security interest, encumbrance, claim or equity.

          (iii) Such Selling Stockholder has duly executed and delivered in the form heretofore furnished to the Underwriter, a power of attorney and custody agreement (the "Power of Attorney and Custody Agreement") with
     ______________as the attorney-in-fact and the custodian (the "Attorney-in-Fact" and the "Custodian", respectively); the Attorney-in-Fact is authorized to execute and deliver this Agreement and the certificates referred to in Section 4(k) or that may be required pursuant to Section 4(h) on behalf of such Selling Stockholder, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder, to duly endorse (in blank or otherwise) the certificate or certificates representing such Shares, to accept payment therefor, and otherwise to act on behalf of such payment therefor, and otherwise to act on behalf of such Seller in connection with this Agreement.

          (iv) All authorizations, approvals and consents necessary for the execution and delivery by such Selling Stockholder of the Power of Attorney and Custody Agreement, the execution and delivery by or on behalf of such Selling Stockholder of this Agreement, and the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder and thereunder (other than, at the time of the execution hereof, the issuance of the order of the Commission declaring the Registration Statement effective and such authorizations, approvals or consents as may be necessary under state securities laws), have been obtained and are in full force and effect; and such Selling Stockholder has the full right, power and authority to enter into this Agreement and the Power of Attorney and Custody

          Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder.

          (v) For a period of ___ days from the date hereof, such Selling Stockholder will not, without the prior written consent of the Underwriter, directly or indirectly, offer to sell, grant any option for the sale of, or otherwise dispose of, any Common Stock of the Company or any securities convertible into Common Stock owned by such Selling Stockholder or with respect to which such Selling Stockholder has the power of disposition, other than to the Underwriter pursuant to this Agreement.

          (vi) Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security or the Company to facilitate the sale or exercise of the Shares.

          (vii) Certificates in negotiable form for all Shares to be sold by such Selling Stockholder hereunder have been placed in custody with the Custodian by or for the benefit of such Selling Stockholder for the purposes or effecting delivery by such Selling Stockholder hereunder.


             2.      PURCHASE, DELIVERY AND SALE OF THE SHARES.

       (a)       Purchase Price for the Shares.

       The Shares shall be sold to and purchased by the Underwriter hereunder at the purchase price of $4.50 per Share (that being the public offering price of $5.00 per Share less an underwriting discount of 10 percent) (the "Purchase Price").

       (b)       Firm Shares.

          (i) Subject to the terms and conditions of this Agreement, and on the basis of the representations, warranties and agreements herein contained the Company and the Selling Stockholders agree to issue and sell to the Underwriter, and the Underwriter agrees to buy from the Company and the Selling Stockholders at the Purchase Price, the Firm Shares.

          (ii) Delivery of the Firm Shares against payment therefor shall take place at the offices of the Underwriter (or at such other place as may be designated by agreement between you and the Company) at 10:00 a.m., Eastern Daylight Time, on _______ , 1998, or at such later time and date, not later than five (5) business days after the Effective Date, as you may designate (such time and date of payment and delivery for the Firm Shares being herein called the "First Closing Date"). Time shall be of the essence and delivery of the Firm Shares at the time and place specified in this Section 2(b)(ii) is a further condition to the obligations of the Underwriter hereunder.

             (c)  Option Shares.

          (i) In addition, subject to the terms and conditions of this Agreement, and on the basis of the representations, warranties and agreements herein contained, the Company and the Selling Stockholders hereby grant to the Underwriter an option (the "Over-Allotment Option"), to purchase from the Company all or any part of 187,500 Option Shares at the Purchase Price.

          (ii) The Over-Allotment Option may be exercised by the Underwriter, in whole or in part, within 45 calendar days after the Effective Date, upon written notice by you to the Company, advising the Company of the number of Option Shares as to which the Over-Allotment Option is being exercised, the names and denominations in which the certificates for the Option Shares are to be registered, and the time and date when such certificates are to be delivered. Such time and date shall be determined by you but shall not be less than two nor more than 10 business days after exercise of the Over-Allotment Option, nor in any event prior to the First Closing Date (such time and date being herein called the "Option Closing Date"). Delivery of the Option Shares against payment therefor shall take place at the Underwriter's Offices. Time shall be of the essence and delivery at the time and place specified in this Section 2(c)(ii) is a further condition to the obligations of the Underwriter hereunder.

          (iii)   The   Over-Allotment   may  be   exercised   only   to   cover
over-allotments in the sale by the Underwriter of Firm Shares.

           (d)    Delivery of Certificates; Payment.

          (i) The Company and the Selling Stockholders shall make the certificates for the Shares to be purchased hereunder available to you for checking at least one full business day prior to the First Closing Date or the Option Closing Date (each, a "Closing Date"), as the case may be. The certificates shall be in such names and denominations as you may request at least two business days prior to the relevant Closing Date. Time shall be of the essence and the availability of the certificates at the time and place specified in this Section 2(d)(1) is a further condition to the obligations of the Underwriter hereunder.

            (ii) On the First Closing Date, the Company and the Selling Stockholders shall deliver to you for the account of the Underwriter definitive engraved certificates in negotiable form representing all of the Shares comprising the Firm Shares to be sold by the Company and the Selling Stockholders, against payment of the Purchase Prices therefor by you, for your account, by certified or bank cashier's checks payable in New York Clearing House funds to the order of the Company and each Selling Stockholder in the appropriate amounts.

            (iii) In addition, if and to the extent that the Underwriter exercises the Over-Allotment Option, then on the Option Closing Date the Company shall deliver to you for your account, definitive engraved certificates in negotiable form representing the Shares and the Warrants comprising the Option Securities to be sold by the Company, against payment of the Purchase Prices therefor by you for your account, by certified or bank cashier's checks payable in next day funds to the order of the Company.

            (iv) It is understood that the Underwriter proposes to offer the Firm Shares to be purchased hereunder to the public, upon the terms and conditions set forth in the Registration Statement, after the Registration Statement becomes effective.


                  3. COVENANTS OF THE COMPANY. The Company covenants and agrees with the Underwriter that:

          (a) Registration.

     (i) The Company shall use its best effort to cause the Registration Statement to become effective and, upon notification from the Commission that the Registration Statement has become effective, shall so advise you and shall not at any time, whether before or after the Effective Date, file any amendment to the Registration Statement or any amendment or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy, or to which you or Underwriter's Counsel shall have objected in writing, or which is not in compliance with the Act and the Rules and Regulations.

     (ii) Promptly after you or the Company shall have been advised thereof, you shall advise the Company or the Company shall I advise you, as the case may be, and confirm such advice in writing, of (A) the receipt of any comments of the Commission, (B) the effectiveness of any post-effective amendment to the Registration Statement, (C) the filing of any supplement to the Prospectus or any amended Prospectus, (D) any request made by the Commission for amendment of the Registration Statement or amendment or supplementing of the Prospectus, or for additional information with respect thereto, or (E) the issuance by the Commission or any state or regulatory body of any stop order or other order denying or suspending the effectiveness of the Registration Statement, or preventing or suspending the use of any Preliminary Prospectus, or suspending the qualification of the Securities for offering in any jurisdiction, or otherwise preventing or impairing the Offering, or the institution or threat of any proceeding for any of such purposes. The Company and you shall not acquiesce in such order or proceeding, and shall instead actively defend such order or proceeding, unless the Company and you agree in writing to such acquiescence.

     (iii) The Company has caused to be delivered to you copies of each Preliminary Prospectus, and the Company has consented and hereby consents to the use of such copies for the purposes permitted by the Act. The Company authorizes the Underwriter and selected dealers to use the Prospectus in connection with the sale of the Shares for such period as in the opinion of Underwriter's Counsel the use thereof is required to comply with the applicable provisions of the Act and the Rules and Regulations. In case of the happening, at any time within such period as a prospectus is required under the Act to be delivered in connection with sales by the Underwriter or a dealer, of any event of which the Company has knowledge and which materially affects the Company or the Securities, or which in the opinion of Company Counsel or of Underwriter's Counsel should be set forth in an amendment to the Registration Statement or an amendment or supplement to the Prospectus in order to make the statement made therein not then misleading, in light of the circumstances existing at the time the Prospectus is required to be delivered to a purchaser of the Shares, or in case it shall be necessary to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Company shall notify you promptly and forthwith prepare and furnish to the Underwriter copies of such amended Prospectus or of such supplement to be attached to the Prospectus, in such quantities as you may reasonably request, in order that the Prospectus, as so amended or supplemented, shall not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements in the Prospectus, in the light of the circumstances under which they are made, not misleading. The preparation and furnishing of each such amendment to the Registration Statement, amended Prospectus or supplement to be attached to the Prospectus shall be without expense to the Underwriter. If the Underwriter is required, in connection with the sale of the Securities, to deliver a prospectus nine months or more after the Effective Date, the Company shall upon your request, amend the Registration Statement and amend or supplement the Prospectus, or file a new registration statement, if necessary, and furnish the Underwriter with reasonable quantities of prospectuses complying with section 10(a)(3) of the Act.

     (iv) The Company will deliver to you at or before the First Closing Date two signed copies of the Registration Statement including all financial statements and exhibits filed therewith, and of all amendments thereto. The Company will deliver to or upon your order, from time to time until the Effective Date as many copies of any Preliminary Prospectus filed with the commission prior to the Effective Date as you may reasonably request. The Company will deliver to you on the Effective Date and thereafter for so long as a Prospectus is required to be delivered under the Act, from time to time, as many copies of the Prospectus, in final form, or as thereafter amended or supplemented, as the Underwriter may from time to time reasonably request.

     (v) The Company shall comply with the Act, the Rules and Regulations, and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder in connection with the offering and issuance of the Securities in all material respects.

          (b) Blue Sky. The Company shall, at its own expense, use its best efforts to qualify or register the Securities for sale (or obtain an exemption from registration) under the securities or "blue sky" laws of such jurisdictions as you may designate, and shall make such applications and furnish such information to Underwriter's Counsel as may be required for that purpose, and shall comply with such laws; provided, however, that the Company shall not be required to qualify as a foreign corporation or a dealer in securities or to execute a general consent to service of process in any jurisdiction in any action other than one arising out of the offering or sale of the

Securities. The Company shall bear all of the expense of such qualifications and registrations, including without limitation the legal fees and disbursements of Underwriter's Counsel, which fees, exclusive of disbursements, shall not exceed $35,000 (unless otherwise agreed). After each Closing Date the Company shall, at its own expense, from time to time prepare and file such statements and reports as may be required to continue each such qualification (or maintain such exemption from registration) in effect for so long a period as required by law, regulation or administrative policy in connection with the offering of the Securities. In addition, the Company shall engage Underwriter's Counsel to provide the Underwriter, at the Closing and quarterly thereafter, until such time as the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange or quoted on NASDAQ/NMS, with a memorandum, setting forth those states in which the Common Stock may be traded in non-issuer transactions under the Blue Sky laws of the 50 states. The Company shall pay such counsel a one-time fee of $7,500 at the Closing for such opinions.

          (c)Prospectus Copies. The Company shall deliver to you on or before the First Closing Date a copy of the Registration Statement including all financial statements, schedules and exhibits filed therewith, and of all amendments thereto. The Company shall deliver to or on the order of the Underwriter, from time to time until the Effective Date, as many copies of any Preliminary Prospectus filed with the Commission prior to the Effective Date as the Underwriter may reasonably request. The Company shall deliver to the Underwriter on the Effective Date, and thereafter for so long as a prospectus is required to be delivered under the Act, from time to time, as many copies of the Prospectus, in final form, or as thereafter amended or supplemented, as the Underwriter may from time to time reasonably request.

          (d) Amendments and Supplements. The Company shall, promptly upon your request, prepare and file with the Commission any amendments to the Registration Statement, and any amendments or supplements to the Preliminary Prospectus or the Prospectus, and take any other action which in the reasonable opinion of Underwriter's Counsel and Company Counsel may be reasonably necessary or advisable in connection with the distribution of the Securities, and shall use its best efforts to cause the same to become effective as promptly as possible.

          (e) Certain Market Practices. The Company has not taken, and shall not take, directly or indirectly, any action designed, or which might reasonably be expected, to cause or result in, or which has constituted, the stabilization or manipulation of the price of the Securities to facilitate the sale or resale thereof.

          (f) Certain Representations. Neither the Company nor any representative of the Company has made or shall make any written or oral representation in connection with the Offering and sale of the Securities or the Underwriter's Warrant that is not contained in the Prospectus, which is otherwise inconsistent with or in contravention of anything contained in the Prospectus, or which shall constitute a violation of the Act, the Rules and Regulations, the Exchange Act or the rules and regulations promulgated under the Exchange Act.

          (g) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities substantially for the purposes set forth in the Prospectus under the caption "USE OF PROCEEDS," and shall file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required pursuant to Rule 463 of the Rules and Regulations.

          (h) Twelve Months' Earnings Statement. The Company shall make generally available to its security holders and deliver to you as soon as it is practicable so to do, but in no event later than 90 days after the end of twelve months after the close of its Current fiscal quarter, an earnings statement (which need not be audited) covering a period of at least 12 consecutive months beginning after the Effective Date, which shall satisfy the requirements of section 11 (a) of the Act.

          (i) NASDAQ Exchange Listings, Etc. The Company shall immediately make all filings required to seek approval for the quotation of the Securities on the NASDAQ Small Cap Market ("NASDAQ") and shall use its best efforts to effect and maintain such approval for at least five years from the Effective Date. Within 10 days after the Effective Date, the Company shall also use its best efforts to list itself in Moody's OTC Industrial Manual, Standard & Poor's or other recognized securities manual acceptable to the Underwriter and to cause such listing to be maintained for five years from the Effective Date.

          (j) Board of Directors. For a period of five (5) years from the Effective Date, the Company shall allow an observer designated by the Underwriter and reasonably acceptable to the Company, to receive notice of and to attend all meetings of the Board of Directors of the Company and shall be compensated in the same manner as are non-employee directors of the Company. The Company shall hold at least four (4) meetings per year and the observer will be indemnified by the Company against any claims arising out of his participation at Board Meetings and shall be compensated for all reasonable travel and lodging expenses incurred.

          (k) Periodic Reports. For so long as the Company is a reporting company under section 12(g) or section 15(d) of the Exchange Act, the Company shall, at its own expense, furnish to its stockholders an annual report (including financial statements audited by certified public accountants) in reasonable detail. In addition, during the period ending five years from the date hereof, the Company shall, at its own expense, furnish to you: (i) within 90 days of the end of each fiscal year, a balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, together with statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries as at the end of such fiscal year, all in reasonable detail and accompanied by a copy of the certificate or report thereon of certified public accountants; (ii) as soon as they are available, a copy of all reports (financial or otherwise) distributed to security holders; (iii) as soon as they are available, a copy of all non-confidential reports and financial statements furnished to or filed with the Commission; and (iv) such other information as you may from time to time reasonably request. The financial statements referred to herein shall be on a consolidated basis to the extent the accounts of the Company and its Subsidiaries are consolidated in reports furnished to its stockholders generally.

          (l) Certain Options. For a period of two (2) years following the First Closing Date, the Company shall not, without your prior written consent, grant any options, warrants or other rights to purchase shares of Common Stock at a price less than the lesser of the Public Offering price of the Shares or the market price of the Common Stock.

          (m) Form S-8 Registrations. For a period of two (2) years following the First Closing Date, the Company shall not register or otherwise facilitate the registration of any of its securities issuable upon the exercise of options, warrants (other than the Warrants and the Underwriter's Warrant) or other rights, whether by means of a Registration Statement on Form S-8 or otherwise, without your prior written consent.

          (n) Future Sales. For a period of two (2) years following the First Closing Date, the Company shall not issue, sell or otherwise dispose of any securities of the Company without your prior written consent, which consent shall not be unreasonably withheld; provided, however, that the Company may at any time issue shares of Common Stock pursuant to the exercise of the Underwriter's Warrant, and options, warrants or conversion rights issued and outstanding on the Effective Date and described in the Prospectus.

          (o) Regulation S Sales. For a period of two (2) years following the First Closing Date, the Company shall not issue or sell any securities pursuant to Regulation S of the Rules and Regulations under the Act, without your prior written consent.

          (p) Agreements with Directors and Officers. The Company shall deliver written agreements of each of the Company's directors and officers entered into with the Underwriter (the "Lock-up Agreements") prior to the Effective Date pursuant to which said director or officer shall (x) agree not to sell, assign, hypothecate, pledge, transfer or otherwise dispose of any shares of Common Stock owned by them, or subsequently acquired by them upon the exercise of any options or warrants or conversion of any convertible security of the Company, directly or indirectly, for a period of twenty-four (24) months following the Effective Date, except with the prior written consent of the Underwriter, which consent shall not be unreasonably withheld; (y) authorize the Company to place a restrictive legend on all certificates evidencing securities owned by them advising of the restriction referred to in clause (x) above, and (z) authorize the Company to issue appropriate stop transfer instructions to the Transfer Agent for the Common Stock noting the restriction referred to in clause (x) above.

          (q) Available Shares. The Company shall reserve and at all times keep available that maximum number of its authorized but unissued Securities which are issuable upon exercise of the Underwriter's Warrant, in each case taking into account the anti-dilution provisions thereof.

          (r) Financial Consulting Agreement. On the First Closing Date and simultaneously with the delivery of the Firm Shares, the Company shall execute and deliver to you an agreement with you, in the form previously delivered to the Company by you, regarding your services as a financial consultant to the Company (the "Financial Consulting Agreement").

          (s) Management. On each Closing Date, the President of the Company shall be Alan Lubinsky, and the Chief Financial Officer of the Company shall be Ivan Averbuch. On or prior to the Effective Date, the Company shall have (A) entered into employment agreements with Messrs. Lubinsky and Averbuch on terms satisfactory to the Underwriter and (B) obtained "key man" life insurance coverage on the life of Mr. Lubinsky, naming the Company as beneficiary and having a face value of at least $1,000,000, for terms, and with an insurance agency, mutually agreed upon by the Company and you. The Company shall use its best efforts to maintain such insurance during the three-year period commencing on the First Closing Date.


          (t) Stock Transfer Sheets. The Company shall instruct its transfer agent to deliver to you copies of all advance sheets showing the daily transfer of the outstanding shares of Common Stock sold by the Company in the public offering and shall, at its own expense, furnish you with Depository Trust Company stock transfer sheets on a weekly basis for the period ending three (3) years from the First Closing Date.

          (u) Public Relations. Prior to the Effective Date the Company shall have retained a public relations firm reasonably acceptable to you, and shall continue to retain such firm, or an alternate firm reasonably acceptable to you, for a period of two years.

          (v) Bound Volumes. Within 120 days from the First Closing Date, the Company shall deliver to you, at the Company's expense, two bound volumes in form and content acceptable to you, containing the Registration Statement and all exhibits filed therewith and all amendments thereto, and all other agreements, correspondence, filings, certificates and other documents filed and/or delivered in connection with the Offering.

          (w) Right of First Refusal. (i) The Company shall: grant to the Underwriter a preferential right on the terms and subject to the conditions set forth in Sections 3(r) and 3(p), for a period of three (3) years from the Effective Date, to purchase for its account, or to sell for the account of the Company or its present affiliates or subsidiaries or any of its stockholders listed in the Prospectus under the caption "PRINCIPAL STOCKHOLDERS" (the "Principal Stockholders"), any securities of the Company or its Subsidiaries or future subsidiaries, on terms not more favorable to the Company or such present or future subsidiary or affiliate or the Principal Stockholders than they can secure elsewhere, to purchase or sell any such securities. If the Underwriter fails to notify the Company in writing of its intention to act as underwriter or placement agent or otherwise participate or introduce a third party to participate in such offering within fifteen (15) days after receipt of a notice containing such proposal, then the Underwriter shall have no further claim or right with respect to the proposal contained in such notice. If thereafter, such proposal is materially modified, the Company, and each present or future affiliate or subsidiary or its Principal Stockholders shall in all respects have the same obligations and adopt the same procedures with respect to such proposal as are provided hereinabove with respect to the original proposal; (ii) if the Underwriter acts as underwriter or placement agent with respect to such offering or introduces a third party (other than an underwriter) which participates in such offering, then the Underwriter shall receive, as compensation for services rendered, ten (10%) percent of the aggregate consideration received by the Company through the Underwriter or the party introduced by the Underwriter and warrants to purchase an amount of securities equal to ten (10%) percent of the securities sold by the Company in such offering through the Underwriter or the party introduced by the Underwriter at an exercise price per security equal to the offering price of such securities. If the Underwriter introduces another underwriter who acts as underwriter with respect to such offering, then the Underwriter shall be entitled to receive two and one-half (2 1/2%) percent of the aggregate consideration received by the Company through such underwriter and warrants to purchase an amount of securities equal to two and one-half (2 1/2%) percent of the securities sold by the Company in such offering through such underwriter;
(iii) if the Underwriter is offered the right of first refusal and agrees to perform such functions, but fails to perform, the Underwriter will not be entitled to any such compensation, and waives its right of first refusal with respect to future offerings unless such failure to perform is caused by the Company; and (iv) if the Underwriter does not perform any of the functions set forth in (ii) above and (iii) does not apply to such transaction, the Underwriter shall be entitled to receive an aggregate of two and one-half (2 1/2%) percent of the aggregate consideration received by the Company and warrants to purchase an amount of securities equal to two and one-half (2 1/2%) percent of the securities sold by the Company in such offering at an exercise price per security equal to the offering price of such securities.

                  4. CONDITIONS TO UNDERWRITER'S OBLIGATIONS. The obligations of the Underwriter to purchase and pay for the Securities which they have agreed to purchase hereunder are subject to the accuracy (as of the date hereof and as of each Closing Date) of and compliance with the representations and warranties of the Company and the Selling Stockholders contained herein, the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder and the following further conditions:

          (a) Effective Registration Statement; No Stop Order. The Registration Statement shall have become effective and you shall have received notice thereof not later than 6:00 p.m., New York time, on the date of this Agreement, or at such later time or on such later date as to which you may agree in writing. In addition, on each Closing Date (i) no stop order denying or suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that or any similar purpose shall have been instituted or shall be pending or, to your knowledge or to the knowledge of the Company, shall be contemplated by the Commission, and (ii) all requests on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Underwriter's Counsel.

          (b) Opinion of Company Counsel. On the First Closing Date, you shall have received the opinion, dated as of the First Closing Date, of Company Counsel, in form and substance satisfactory to the Underwriter's Counsel, to the effect that:

               (i) the Company and its Subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, with full corporate power and authority to own their properties and conduct their business as described in the Prospectus, and are duly qualified or licensed to do business as foreign corporations and are in good standing in each other jurisdiction in which the nature of their business or the character or location of their properties requires such qualification, except where failure to so qualify will not have a material adverse effect on the business, properties or financial condition of the Company or its Subsidiaries;

               (ii) (A) the authorized capitalization of the Company as of the date of the Prospectus was as is set forth in the Prospectus under the caption "CAPITALIZATION;" (B) all of the shares of capital stock now outstanding have been duly authorized and validly issued, are fully paid and non-assessable, conform in all material respects to the description thereof contained in the Prospectus, have not been issued in violation of the preemptive rights of any stockholder and, except as described in the Prospectus, are not subject to any restrictions upon the voting or transfer thereof; (C) all have been duly authorized and, when issued and delivered to the Underwriter against payment therefor as provided herein, shall be validly issued, fully paid and non-assessable, shall not have been issued in violation of the preemptive rights of any stockholder, and no personal liability shall attach to the ownership thereof; (D) the stockholders of the Company do not have any preemptive rights or other rights to subscribe for or purchase, and except for the transfer restrictions imposed by Rule 144 of the Rules and Regulations promulgated under the Act or contained in the Lock-up Agreements executed with the Underwriter, there are no restrictions upon the voting or transfer of, any of the Securities;
          (E) the Shares and the Underwriter's Warrant conform in all material respects to the respective descriptions thereof contained in the Prospectus; (F) all issuances of the Company's securities have been made in compliance with, or under an exemption from, the Act and applicable state securities laws; (G) a sufficient number of shares of Common Stock has been reserved, for all times when the Underwriter's Warrant is outstanding, for issuance upon exercise of the Underwriter's Warrant; and (H) to the knowledge of such counsel, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any registration rights or other rights, other than those which have been effectively waived or satisfied or described in the Prospectus, for or relating to the registration of any securities of the Company;

               (iii) the certificates evidencing the Shares are each in valid and proper legal form;

               (iv) this Agreement, the Underwriter's Warrant and the Financial Consulting Agreement have been duly and validly authorized, executed and delivered by the Company and (assuming due execution and delivery thereof by the Underwriter all of such agreements are, or when duly executed shall be, the valid and legally binding obligations of the Company, enforceable in accordance with their respective terms (except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the rights of creditors generally); provided, however, that no opinion need to be expressed as to the enforceability of the indemnity provisions contained in Section 6 or the contribution provisions contained in Section 7;

               (v) to the knowledge of such counsel, other than as described in the Prospectus (A) there is no pending, threatened or contemplated legal or governmental proceeding affecting the Company which could materially and adversely affect the business, property, operations, condition (financial or otherwise) or earnings of the Company, or which questions the validity of the Offering, the Securities, this Agreement, the Underwriter's Warrant or the Financial Consulting Agreement or of any action taken or to be taken by the Company pursuant thereto; and (B) there is no legal or governmental regulatory proceeding required to be described or referred to in the Registration Statement which is not so described or referred to;

               (vi) to the knowledge of such counsel, (A) the Company is not in violation of or in default under this Agreement, the Underwriter's Warrant or the Financial Consulting Agreement; and (B) to the knowledge of such counsel, the execution and delivery hereof and thereof and consummation of the transactions herein or therein contemplated shall not result in a material violation of, or constitute a default under, the Certificate of Incorporation or By-laws of the Company, both as amended to date, or any material obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness, or in any material contract, indenture, mortgage, loan agreement, lease, joint venture or other agreement or instrument to which the Company is a party or by which the assets of the Company is bound, or any material order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court applicable to the Company;

               (vii) to the knowledge of such counsel, (a) the Company and each Subsidiary has obtained, or is in the process of obtaining, all licenses, permits and other governmental authorizations necessary to the conduct of their business as described in the Prospectus, (b) such obtained licenses, permits and other governmental authorizations are in full force and effect, and (c) the Company and each Subsidiary is in all material respects complying therewith;

               (viii) the Registration Statement has become effective under the Act, and to the knowledge of such counsel, no stop order denying or suspending the effectiveness of the Registration Statement is in effect, and no proceedings for that or any similar purpose have been instituted or are pending before or threatened by the Commission;

               (ix) the  Registration  Statement and the Prospectus  (except for
          the  financial   statements,   notes   thereto  and  other   financial
          information and statistical data contained therein, as to which counsel need not express an opinion) comply as to form in all material respects with the Act and the Rules and Regulations;

               (x) all descriptions  contained in the Registration Statement and the Prospectus, and any amendments or supplements thereto, of contracts and other documents are accurate and fairly present the information required to be described, and such counsel is familiar with all contracts and other documents referred to in the Registration Statement and the Prospectus, and any such amendment or supplement, or filed as exhibits to the Registration Statement and, to the knowledge of such counsel, no contract, document, license or permit of a character required to be summarized or described therein or to be filed as an exhibit thereto is not so summarized, described or filed.

               (xi) the statements in the Registration Statement and the Prospectus under the captions "Risk Factors," "Use of Proceeds,"
          "Business," "Management," and "Description of Securities," which purport to summarize the provisions of agreements, licenses, statutes or rules and regulations, have been reviewed by such counsel and are accurate summaries in all material respects;

               (xii) except for registration under the Act and registration or qualification of the Securities under applicable state or foreign securities or blue sky laws, no authorization, approval, consent or license of any governmental or regulatory authority or agency is necessary in connection with: (A) the authorization, issuance, sale, transfer or delivery of the Securities by the Company and the Selling Stockholders in accordance with this Agreement; (B) the execution, delivery and performance of this Agreement by the Company and the Selling Stockholders or the taking of any action contemplated herein;
          (C) the issuance of the Underwriter's Warrant in accordance with this Agreement or the Securities issuable upon exercise thereof; or the taking of any action contemplated herein.

Such opinion shall also state that Company Counsel's examination of the Registration Statement and its discussions with the Company and its independent auditors did not disclose any information which gives Company Counsel reason to believe that the Registration Statement (other than the financial statements and other financial and statistical information as to which counsel need not express an opinion) at the time it became effective contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than the schedules, financial statements and other financial and statistical information as to which no view is expressed) at the time it became effective contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than the financial statements and other financial and statistical information as to which counsel need not express an opinion) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. In addition, such opinion shall also cover such matters incident to the transactions contemplated hereby as you or Underwriter's Counsel shall reasonably request. In rendering such opinion, Company Counsel may rely as to matters of fact upon certificates of officers of the Company, and of public officials, and may rely as to all matters of law other than the law of the United States and the General Corporation law of the State of Delaware upon opinions of counsel satisfactory to you, in which case the opinion shall state that they have no reason to believe that you and they are not entitled so to rely.

                    (e) Corporate Proceedings. All corporate proceedings and other legal matters relating to this Agreement, the Registration Statement, the Prospectus and other related matters shall be reasonably satisfactory to or approved by Underwriter's Counsel.

                    (f) Comfort Letters. Prior to the Effective Date, and again on and as of the First Closing Date, you shall have received letters from Civvals, Chartered Accountants, certified public accountants for the Company in form and substance satisfactory to Underwriter's Counsel.

                    (g)     Bring Down.  At each of the Closing Dates, (i) the
representations and warranties of the Company contained in this Agreement shall be true and correct with the same effect as if made on and as of such Closing Date, and the Company shall have performed all of its obligations hereunder and satisfied all the conditions to be satisfied at or prior to such Closing Date;
(ii) the Registration Statement and the Prospectus shall contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations, and shall in all material respects conform to the requirements of the Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated or which they were made, not misleading; (iii) there shall have been, since the respective dates as of which information is given, no material adverse change in the business, property, operations, condition (financial or otherwise), earnings, capital stock, long-term or short-term debt or general affairs of the Company from that set forth in the Registration Statement and the Prospectus, except changes which the Registration Statement and Prospectus indicate might occur after the Effective Date, and the Company shall not have incurred any material liabilities or entered into any material agreement other than as referred to in the Registration Statement and Prospectus other than in the ordinary course of business; and (iv) except as set forth in the Prospectus, no action, suit or proceeding shall be pending or threatened against the Company before or by any commission, board or administrative agency in the United States or elsewhere, wherein an unfavorable decision, ruling or finding would materially adversely affect the business, property, operations, condition (financial or otherwise), earnings or general affairs of the Company. In addition, you shall have received, at the First Closing Date, certificates signed by the respective principal executive officers and principal financial officers of the Company, dated as of the First Closing Date, evidencing compliance with the provisions of this Section 4(g).

           (h) Transfer and Warrant Agent. On or before the Effective Date, the Company shall have appointed Continental Stock Transfer & Trust Company (or other agent mutually acceptable to the Company and you), as its transfer agent and warrant agent to transfer all of the Shares issued and sold by the Company and sold by the Selling Stockholders in the Offering, as well as to transfer other shares of the Common Stock outstanding from time to time.

       (i) Certain Further Matters. On each Closing Date, Underwriter's Counsel shall have been furnished with all such other documents and certificates as they may reasonably request for the purpose of enabling them to render their legal opinion to the Underwriter and in order to evidence the accuracy and completeness of any of the representations, warranties or statements, the performance of any of the covenants, or the fulfillment of any of the conditions, herein contained.

        (j) Additional Conditions. Upon exercise of the Over-Allotment Option, the Underwriter's obligations to purchase and pay for the Option Shares shall be subject (as of the date hereof and as of the Option Closing Date) to the following conditions:

               (i) The Registration Statement shall remain effective at the Option Closing Date, no stop order denying or suspending the effectiveness thereof shall have been issued, and no proceedings for that or any similar purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and all reasonable requests on the part of the Commission for additional information shall have been complied with to the satisfaction of Underwriter's Counsel.

               (ii) On the Option Closing Date there shall have been delivered to you the signed opinion of Company Counsel, dated as of the Option Closing Date, in form and substance satisfactory to Underwriter's Counsel, which opinion shall be substantially the same in scope and substance as the opinion furnished to you on the First Closing Date pursuant to Section 4(b), except that such opinion, where appropriate, shall cover the Option Shares rather than the Firm Shares. If the First Closing Date is the same as the Option Closing Date, such opinions may be combined.

               (iii) All proceedings taken at or prior to the Option Closing Date in connection with the same and issuance of the Option Shares shall be satisfactory in form and substance to you and you and Underwriter's Counsel shall have been furnished with all such documents, certificates and opinions as you may reasonably request in connection with this transaction in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company or its compliance with any of the covenants or conditions contained herein.

               (iv) On the Option Closing Date there shall have been delivered to you letters in form and substance satisfactory to you from Civvals, Chartered Accountants, dated the Option Closing Date and addressed to you, confirming the information in their letters referred to in
          Section 4(f) as of the date thereof and stating that, without any additional investigation required, nothing has come to their attention during the period from the ending date of their review referred to in such letters to a date not more than five (5) banking days prior to the Option Closing Date which would require any change in such letters if they were required to be dated the Option Closing Date.

If any of the conditions herein provided for in this Section shall not have been completely fulfilled as of the date indicated, this Agreement and all obligations of the Underwriter under this Agreement may be canceled at, or at any time prior to, each Closing Date by your notifying the Company of such cancellation in writing or by telecopy at or prior to the applicable Closing Date. Any such cancellation shall be without liability of the Underwriter, except as otherwise provided herein.

             (k) At the First Closing Date the Underwriter shall have received a certificate of the Attorney-in-Fact for each of the Selling Stockholders, dated as of the First Closing Date, to the effect that (i) the representations and warranties of each Selling Stockholder contained in Section 1 (b) are true and correct with the same force and effect as though expressly made at and as of the First Closing Date and (ii) each Selling Stockholder has compiled with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the First Closing Date. The Attorney-in-Fact shall be entitled to rely upon certificates of the Selling Stockholders in giving its certificate.

               5. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company and the Selling Stockholders to sell and deliver the Securities are subject to the following conditions:

     (a) Effective Registration Statement. The Registration Statement shall have become effective not later than 6:00 p.m. Eastern time, on the date of this Agreement, or at such later time or on such later date as the Company and you may agree in writing.

     (b) No Stop Order. On the applicable Closing Date, no stop order denying or suspending the effectiveness of the Registration Statement shall have been issued under the Act or any proceedings therefor initiated or threatened by the Commission.

     (c) Payment for Securities. On the applicable Closing Date, you shall have made payment, for the account of the Underwriter, of the aggregate Purchase
Price for the Securities then being purchased by certified or bank cashier's checks payable in next day funds to the order of the Company.

     If the conditions to the obligations of the Company and the Selling Stockholders provided by this Section 5 have been fulfilled on the First Closing Date but are not fulfilled after the First Closing Date and prior to the Option Closing Date, then only the obligation of the Company to sell and deliver the Option Shares upon exercise of the Over-Allotment Option shall be affected.

                  6.       INDEMNIFICATION.

     (a) Indemnification by the Company. As used in this Agreement, the term

"Liabilities" shall mean any and all losses, claims, damages and liabilities, and actions and proceedings in respect thereof (including without limitation all reasonable costs of defense and investigation and all attorneys' fees) including without limitation those asserted by any party to this Agreement against any other party to this Agreement. The Company and the Selling Stockholders hereby indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Act, from and against all Liabilities, joint or several, to which the Underwriter or such controlling person may become subject, under the Act or otherwise, insofar as such Liabilities arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact, in light of the circumstances in which it was made, contained in (A) the Registration Statement or any amendment thereto, or the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, or (B) any "blue sky" application or other document executed by the Company specifically for that purpose, or based upon written information furnished by the Company, filed in any state or other jurisdiction in order to qualify any or all of the Securities under the securities laws thereof (any such application, document or information being herein called a "Blue Sky
Application"); or (ii) the omission or alleged omission to state in the Registration Statement or any amendment thereto, or the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which it was made, not misleading; provided, however, that the Company and the Selling Stockholders shall not be liable in any such case to the extent, but only to the extent, that any such Liabilities arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission (x) made in reliance upon and in conformity with written information furnished to the Company through you by or on behalf of the Underwriter specifically for use in the preparation of the Registration Statement or any such amendment thereto, or the Prospectus or any such Preliminary Prospectus, or any such amendment or supplement thereto, or any such Blue Sky Application or (y) corrected by the final Prospectus and the failure of the Underwriter to deliver the final Prospectus. The foregoing indemnity shall be in addition to any other liability, which the Company may otherwise have.

     (b) Indemnification by Underwriter. The Underwriter hereby indemnifies and holds harmless the Company, each of its directors, each nominee (if any) for director named in the Prospectus, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, and the Selling Stockholders from and against all Liabilities to which the Company or any such director, nominee, officer or controlling person and/or the Selling Stockholders may become subject under the Act or otherwise, insofar as such Liabilities arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, or the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such Liabilities arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any amendment thereto, or the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company through you, by or on behalf of the Underwriter, specifically for use in the preparation thereof. In no event shall the Underwriter be liable under this Section 6(b) for any amount in excess of the compensation received by such Underwriter, in the form of underwriting discounts or otherwise, pursuant to this Agreement or any other agreement contemplated hereby. The foregoing indemnity shall be in addition to any other liability, which any Underwriter may otherwise have.

     (c) Procedure.  Promptly  after receipt by an indemnified  party under this
Section 6 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify in writing the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 6 unless the rights of the indemnifying party have been prejudiced by such omission or delay. In case any, such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, subject to the provisions hereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided, however, that the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it which are different from or in addition to those available to the indemnifying party or that the indemnified and indemnifying party have conflicting interests which would make it inappropriate for the same counsel to represent both of them (in which case the indemnifying party shall have the right to assume the defense of such action on behalf of the indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys). No settlement of any action against an indemnified party shall be made without the consent of the indemnified party, which shall not be unreasonably withheld in light of all factors of importance to such indemnified party.

     7. CONTRIBUTION. In order to provide for just and equitable contribution under the Act in any case in which (a) any indemnified party makes claims for indemnification pursuant to

Section 6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that the express provisions of
Section 6 provide for indemnification in such case, or (b) contribution under the Act may be required on the part of any indemnified party, then such indemnified party and each indemnifying party (if more than one) shall contribute to the aggregate Liabilities to which it may be subject, in either such case (after contribution from others) in such proportions that the Underwriter is responsible for the portion of such Liabilities represented by the percentage that the underwriting discount per Share appearing on the cover page of the Prospectus bears to the public offering price per Share, appearing thereon, and the Company and/or the Selling Stockholders shall be responsible for the remaining portion; provided, however, that if such allocation is not permitted by applicable law, then the relative fault of the Company, the Selling Stockholders and the Underwriter in connection with the statements or omissions which resulted in such Liabilities and other relevant equitable considerations shall also be considered. The relative fault shall be determined by reference to, among other things, whether in the case of an untrue statement of material fact or the omission to state a material fact, such statement or omission relates to information supplied by the Company, the Selling Stockholders, or the Underwriter, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholders and the Underwriter agree that it would not be just and equitable if the respective obligations of the Company, the Selling Stockholders, and the Underwriter to contribute pursuant to this Section 7 were to be determined by pro rata or per capita allocation of the aggregate Liabilities or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this Section
7. However, the contribution of the Underwriter shall not be in excess of the cash compensation received by the Underwriter, in the form of underwriting discounts or otherwise, pursuant to this Agreement or any other agreement contemplated hereby. No person guilty of a fraudulent misrepresentation (within the meaning of section 11 (f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. As used in this Section 7, the term "Company" shall include any officer, director or person who controls the Company within the meaning of section 15 of the Act. If the full amount of the contribution specified in this Section 7 is not permitted by law, then each indemnified party and each person who controls an indemnified party shall be entitled to contribution from each indemnifying party to the fullest extent permitted by law. The foregoing contribution agreement shall in no way affect the contribution liabilities of any persons having liability under section 11 of the Act other than the Company and the Underwriter. No contribution shall be requested with regard to the settlement of any matter from any party who did not consent to the settlement provided, however, that such consent shall not be unreasonably withheld in light of all factors of importance to such party.


                  8.       COSTS AND EXPENSES.

     (a) Certain Costs and Expenses. Whether or not this Agreement becomes effective or the sale of the Securities to the Underwriter is consummated, the Company shall pay all costs and expenses incident to the issuance, offering, sale and delivery of the Securities and the performance of its obligations under this Agreement, including without limitation: (i) all fees and expenses of the Company's legal counsel and accountants; (ii) all costs and expenses incident to the preparation, printing, filing, distribution and mailing of the Registration Statement (including the financial statements contained therein and all exhibits and amendments thereto), each Preliminary Prospectus and the Prospectus, each as amended or supplemented, this Agreement and the other underwriting documents, as well as the other agreements and documents referred to herein and the Blue Sky Memorandum; each in such quantities as you shall deem necessary; (iii) all fees of NASD required in connection with the filing required by NASD to be made by the Underwriter with respect to the Offering; (iv) all expenses, including fees (but not in excess of the amount set forth in Section 3(b) and disbursements of Underwriter's Counsel in connection with the qualification of the Securities under the "blue sky" laws which you shall designate; (v) all costs and expenses of printing the respective certificates representing the Shares; (vi) the expense of placing one or more "tombstone" advertisements or promotional materials as directed by you and of Offering memorabilia; (vii) all costs and expenses associated with due diligence meetings and presentations (including the payment for road show conference centers); (viii) any and all taxes (including without limitation any transfer, franchise, capital stock or another tax imposed by any jurisdiction) on sales of the Securities to the Underwriter hereunder; and (ix) all costs and expenses incident to the furnishing of any amended Prospectus or any supplement to be attached to the Prospectus as required by Sections 3(a) and 3(d), except as otherwise provided by said Sections.

     (b) Underwriter's Expense Allowance. In addition to the expenses described in Section 8(a), the Company shall on the First Closing Date pay to you, based on the number of Firm Shares to be sold by the Company, the balance of a non-accountable expense allowance (which shall include fees of Underwriter's Counsel exclusive of the fees referred to in Section 3(b) of $________ (that being an amount equal to three percent (3%) of the gross proceeds received upon sale of the Firm Securities), of which $_ has been paid to you prior to the date hereof. In the event that the Over-Allotment Option is exercised, then the Company shall on the Option Closing Date pay to you, based on the number of Option Shares sold by the Company, an additional amount equal to three percent (3%) of the gross proceeds received upon sale of any of the Option Shares sold to you by the Company. In the event that the transactions contemplated hereby fail to be consummated for any reason, then you shall return to the Company that portion of $ ___________ heretofore paid by the Company to the extent that it has not been utilized by you in connection with the Offering for accountable out-of-pocket expenses; provided, however, that if such failure is due to a breach by the Company of any covenant, representation or warranty contained herein or because any other condition to the Underwriter's obligations hereunder required to be fulfilled by the Company is not fulfilled, then the Company shall be liable for your accountable out-of-pocket expenses to the full extent thereof (with credit given to the $ ________ paid).

     (c) No Finders. No person is entitled either directly or indirectly to compensation from the Company, the Underwriter or any other person for services as a finder in connection with the Offering, and the Company hereby indemnifies and holds harmless the

Underwriter, and the Underwriter hereby indemnifies and holds harmless the Company from and against all Liabilities, joint or several, to which the indemnified party may become subject insofar as such Liabilities arise out of or are based upon the claim of any person (other than an employee of the party claiming indemnity) or entity that he or it is entitled to a finder's fee in connection with the Offering by reason of such person's or entity's influence or prior contact with the indemnifying party.

                  9.       [RESERVED].


                  10. EFFECTIVE DATE. The Agreement shall become effective upon its execution, except that you may, at your option, delay its effectiveness until 10:00 a.m., Eastern time, on the first full business day following the Effective Date, or at such earlier time after the Effective Date as you in your discretion shall first commence the Public Offering by the Underwriter of any of the Securities. The time of the Public Offering shall mean the time of release by you of the first newspaper advertisement with respect to the Securities, or the time when the Securities are first generally offered by you to dealers by letter or telegram, whichever shall first occur. This Agreement may be terminated by you at any time before it becomes effective as provided above, except that the provisions of Sections 3(w), 6, 7, 8, 13, 14, 15 and 16 shall remain in effect notwithstanding such termination.

                    11.   TERMINATION.

           (a) Grounds for Termination. This Agreement, except for Sections 3(w), 6, 7, 8, 1 3, 14, 15 and 16, may be terminated at any time prior to the First Closing Date, and the Over-Allotment Option, if exercised, may be canceled at any time prior to the Option Closing Date, by you if in your sole judgment it is impracticable to offer for sale or to enforce contracts made by the Underwriter for the resale of the Securities agreed to be purchased hereunder, by reason of: (i) the Company having sustained a material loss, whether or not insured, by reason of fire, earthquake, flood, accident or other calamity, or from any labor dispute or court or government action, order or decree; (ii) trading in securities on the Nasdaq Stock Market having been suspended or limited; (iii) material governmental restrictions having been imposed on trading in securities generally which are not in force and effect on the date hereof;
(iv) a banking moratorium having been declared by federal or New York State authorities; (v) an outbreak or significant escalation of major international hostilities or other national or international calamity having occurred; (vi) the passage by the Congress of the United States or by any state legislative body of similar impact, of any act or measure, or the adoption of any orders, rules or regulations by any governmental body or any authoritative accounting institute or board, or any governmental executive, which is reasonably believed likely by you to have a material adverse impact on the business, financial condition or financial statements of the Company; (vii) any material adverse change in the financial or securities markets beyond normal fluctuations in the United States having occurred since the date of this Agreement; or (viii) any material adverse change having occurred, since the respective dates for which information is given in the Registration Statement and Prospectus, in the earnings, business, prospects or condition (financial or otherwise) of the Company, whether or not arising in the ordinary course of business.

     (b) Notification. If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided by this Section 11 or by
Section 10, the Company shall be promptly notified by you, by telephone or telegram, confirmed by letter.

     12. UNDERWRITER'S WARRANT. On the First Closing Date, the Company shall issue and sell to you, for a total purchase price of $10.00, and upon the terms and conditions set forth in the form of Underwriter's Warrant filed as an exhibit to the Registration Statement, a warrant entitling you to purchase up to 125,000 Shares (the "Underwriter's Warrant"). In the event of conflict in the terms of this Agreement and the Underwriter's Warrant, the terms and conditions of the Underwriter's Warrant shall control.

     13. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties, covenants and other statements of the Company, the Selling Stockholders and the Underwriter set forth in Sections 3, 6, 7 and 8 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any other party, and shall survive delivery of and payment for the Securities and the termination of this Agreement. The Company and the Selling Stockholders hereby indemnify and hold harmless the Underwriter from and against all Liabilities, joint or several, to which the Underwriter may become subject insofar as such Liabilities arise out of or are based upon the breach or failure of any of the provisions of Sections 3, 6, 7 and 8.

     14. NOTICES. All communications hereunder shall be in writing and, except as otherwise expressly provided herein, if sent to you, shall be mailed, delivered or telegraphed and confirmed to you at the address first set forth above, to the attention of the President, with a copy sent to Jay M. Kaplowitz, Esq., Gersten, Savage, Kaplowitz & Fredericks, LLP, 101 East 52nd Street, New York, New York 10022; or if sent to the Company, shall be mailed, delivered, or telegraphed and confirmed to it at Pride Automotive Group, Inc., Pride House, Watford Metro Centre, Tolpits Lane, Watford Hertfordshire, WDI 8SB England,
Attention: President, with a copy sent to Lampert & Lampert, 1 0 East 40th Street, New York, New York 10016, Attention: Mitchell Lampert, Esq.

     15. PARTIES IN INTEREST. This Agreement is made solely for the benefit of the Underwriter, the Selling Stockholders, the Company, and, to the extent expressed, any person controlling the Company or the Underwriter, as the case may be, and the directors of the Company, nominees for directors of the Company (if any) named in the Prospectus, officers of the Company who have signed the Registration Statement, and their respective executors, administrators, successors and assigns; and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such, from the Underwriter of the Securities.

     16. APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

     17. COUNTERPARTS. This Agreement may be executed in two or more counterpart copies, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                If the foregoing is in accordance with your understanding of our agreement, kindly sign and return this Agreement, whereupon it will become a binding agreement between the parties in accordance with its terms.





Very truly yours,

PRIDE AUTOMOTIVE GROUP, INC.


By:____________________________________

Name:
Title:

THE SELLING STOCKHOLDERS


By:____________________________________

As Attorney-in-Fact, acting on behalf of each of the Selling Stockholders named in Schedule A hereto

Accepted as of the date first above written:

MASON HILL & CO., INC.


By: ____________________________
Name:
Title: